Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

N-2

TRINITY CAPITAL INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value	(1)	Other		$	$250,000,000.00	0.0001531	$38,275.00

Total Offering Amounts:							$250,000,000.00		38,275.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$38,275.00

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Offering Note(s)

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 456(b) and 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, this “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Registration Fee” table in the Registrant’s Registration Statement on Form N-2 (SEC File No. 333-289495) filed on August 11, 2025.